Exhibit 20

Capital One Auto Finance Trust 2003-B
Automobile Receivable - Backed Notes

Class A1 1.1475% Asset-Backed Notes
Class A2 1.6400% Asset-Backed Notes
Class A3 LIBOR + 0.1100% Asset-Backed Notes
Class A4 3.1800% Asset-Backed Notes

Preliminary Servicer’s Certificate

Monthly Period Beginning:	11/18/2003			Cut-off	Closing	Original
Monthly Period Ending:	12/31/2003	Purchases	Units	Date	Date	Pool Balance
Prev. Distribution/Close Date:	11/18/2003	Initial Purchase	51,930	11/10/2003	11/18/2003	$871,740,591.22
Distribution Date:	01/15/2004	Sub Purchase #1	0			$0.00
Days of Interest for Period:	58	Sub Purchase #2	0			$0.00
Days in Collection Period:	51	Sub Purchase #3	0			$0.00
Months Seasoned:	1	Total	51,930			$871,740,591.22

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:
{1}	Beginning of Period Aggregate Principal Balance		{1}		871,740,591.22
{2}	Purchase of Subsequent Receivables			{2}	0.00
	Monthly Principal Amounts
	{3}	Regular Principal Received	{3}	19,012,191.97
	{4}	Prepaid Principal Received	{4}	12,112,219.67
	{5}	Defaulted Receivables Deposit Amount	{5}	30,120.86
	{6}	Principal Portion of Repurchased Receivables	{6}	329,058.52
	{7}	Cram Down Losses and Other Non-Cash Adjustments	{7}	92,057.38
	{8}	Total Monthly Principal Amounts		{8}	31,575,648.40
{9}	End of Period Aggregate Receivables Balance			{9}	840,164,942.82
{10}	Pool Factor ({9} / Original Pool Balance)			{10}	0.9638

II.

MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Total
{11}	Original Note Balance	{11}	$198,000,000.00	$262,000,000.00	$305,000,000.00	$235,000,000.00	$1,000,000,000.00
{12}	Beginning of Period Note Balance	{12}	$198,000,000.00	$262,000,000.00	$305,000,000.00	$235,000,000.00	$1,000,000,000.00
{13}	First Allocation of Principal	{13}	0.00	0.00	0.00	0.00	0.00
{14}	Second Allocation of Principal	{14}	40,727,754.09	0.00	0.00	0.00	40,727,754.09
{15}	Optional Note Redemption Principal Amount	{15}	0	0	0	0	0
{16}	End of Period Note Balance	{16}	$157,272,245.91	$262,000,000.00	$305,000,000.00	$235,000,000.00	$959,272,245.91
{17}	Note Pool Factors ({16} / {11})	{17}	0.7943	1.0000	1.0000	1.0000	0.9593

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:
{18}	Beginning of Period Pre-Funding Account Balance	{18}		189,281,250.17
{19}	Purchase of Subsequent Receivables	{19}	0.00
{20}	Investment Earnings	{20}	213,037.77
{21}	Investment Earning Transfer to Collections Account	{21}	(213,037.77)
{22}	Payment to Reserve Fund for Subsequent Funding Deposit	{22}	0.00
{23}	End of Period Pre-Funding Account Balance	{23}		189,281,250.17

IV.	RECONCILIATION OF COLLECTION ACCOUNT:
Available Funds:
{24}	Scheduled and Prepayment Principal Cash Received						{24}	31,124,411.64
{25}	Liquidation Proceeds Collected During Period						{25}	3,063.43
{26}	Receivables Repurchase Amounts						{26}	329,058.52
{27}	Interest Collected on Receivables						{27}	15,496,616.71
{28}	Swap Termination Account						{28}	0.00
{29}	Return of Excess Deposit - Prefunding Account						{29}	0.00
{30}	Advances from the Reserve Fund						{30}	0.00
{31}	Release from Reserve Fund Account						{31}	0.00

	Investment Earnings on Trust Accounts
{32}	Collection Account						{32}	27,583.77
{33}	Transfer from Reserve Fund						{33}	20,591.29
{34}	Transfer from Pre-Funding Account						{34}	213,037.77
{35}	Net Swap Receipts						{35}	0.00
{36}	Optional Note Redemption Prepayment Amount						{36}	0.00
{37}	Total Available Funds						{37}		47,214,363.13

Distributions:
{38}	Trustee Fees						{38}	0.00
{39}	Servicing Fees						{39}	3,087,414.59
{40}	Net Swap Payments						{40}	540,612.50
{41}	Class A Noteholders’ Accrued Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest
{42}	Class A1	$198,000,000.00	1.15%	58	Actual/360	$366,052.50	{42}	366,052.50
{43}	Class A2	$262,000,000.00	1.64%	57	30/360	$680,326.67	{43}	680,326.67
{44}	Class A3	$305,000,000.00	LIBOR + 0.11%	58	Actual/360	$628,977.78	{44}	628,977.78
{45}	Class A4	$235,000,000.00	3.18%	57	30/360	$1,183,225.00	{45}	1,183,225.00
{45}	Note Insurer Premium and Certain Reimbursement Obligations						{45}	0.00
{46}	First Allocation of Principal						{46}	0.00
{47}	Accrued and Unpaid Premium and Reimbursement Obligations, due Note Insurer						{47}	0.00
{48}	Second Allocation of Principal						{48}	40,727,754.09
{49}	Deposit/(Release) to/from Reserve Account, to Required Level						{49}	0.00

{50}	Swap Termination Payments						{50}	0.00
{51}	Other Amounts Due to the Trustees						{51}	0.00
{52}	Distribution to the Equity Certificate Holder						{52}	0.00
{53}	Total Distributions						{53}		47,214,363.13

V.	RECONCILIATION OF RESERVE ACCOUNT:
{54}	Beginning of Period Reserve Account balance		{54}		18,295,097.36
{55}	Deposits to Reserve Account - Subsequent Fundings		{55}		0.00
{56}	Subtotal		{56}		18,295,097.36
	{57}	Reserve Account Requirement	{57}	18,295,097.36
	{58}	Reserve Acount Shortfall / (Excess)	{58}	0.00
{59}	Deposit to Reserve Fund, to Required Level		{59}		0.00
{60}	Release from Reserve Account		{60}		0.00
{61}	End of Period Reserve Account Balance		{61}		18,295,097.36
{62}	EOP Shortfall				0.00

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Report as dated below.

OFFICERS’ CERTIFICATE

The undersigned hereby certifies that (i) he or she is an Authorized Officer of Capital One Auto Finance, Inc. (the “Servicer”), and (ii) Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, the Servicing Agreement dated as of November 18, 2003 by and among Capital One Auto Receivables, LLC, as Seller, Capital One Auto Finance, Inc., as Servicer, Capital One Auto Finance Trust 2003-B, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee.

CAPITAL ONE AUTO FINANCE, INC.

Capital One Auto Finance, Inc., as Servicer

By:	/s/ Steve Cunningham
Name:	Steve Cunningham
Title:	Assistant Vice President
Date:	01/12/2004

Exhibit A

Capital One Auto Finance Trust 2003-B
Automobile Receivable - Backed Notes
Servicer’s Certificate

Class A1 1.1500% Asset-Backed Notes
Class A2 1.6400% Asset-Backed Notes
Class A3 LIBOR + 0.1100% Asset Backed Notes
Class A4 3.1800% Asset-Backed Notes

Monthly Period Ending 12/31/2003
Distribution Date 01/15/2004

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Total
{1}	Original Note Balance	{1}	$198,000,000.00	$262,000,000.00	$305,000,000.00	$235,000,000.00	$1,000,000,000.00
{2}	Beginning of Period Note Balance	{2}	$198,000,000.00	$262,000,000.00	$305,000,000.00	$235,000,000.00	$1,000,000,000.00
{3}	End of Period Note Balance	{3}	$157,272,245.91	$262,000,000.00	$305,000,000.00	$235,000,000.00	$959,272,245.91
{4}	Note Pool Factors ( {3} / {1})	{4}	0.7943	1.0000	1.000	1.000	0.9593

II.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

							Cumulative	Period
{5}	Beginning Number of Receivables					{5}	51,930	51,930
{6}	Number of Subsequent Receivables Purchased					{6}	0	0
{7}	Number of Receivables Defaulted During Period					{7}	2	2
{8}	Number of Receivables Becoming Purchased Receivables During Period					{8}	17	17
{9}	Number of Receivables Paid Off During Period					{9}	813	813
{10}	Ending Number of Receivables					{10}	51,098	51,098

III.	STATISTICAL DATA (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current
{11}	Weighted Average APR of the Receivables	{11}	12.74%	0.00%	12.75%
{12}	Weighted Average Remaining Term of the Receivables	{12}	58.92	0.00	58.21
{13}	Weighted Average Original Term of Receivables	{13}	63.66	63.66	63.66
{14}	Average Receivable Balance	{14}	16,787	0.00	16,444

IV.	DELINQUENCY

Receivables with Scheduled Payment Delinquent			Units	Dollars	Percentage
{15}	30-60 days	{15}	1,010	16,658,366	1.91%
{16}	61-90 days	{16}	163	2,657,966	0.30%
{17}	91-120 days	{17}	0	0	0.00%
{18}	Receivables with Scheduled Payment Delinquent More Than 60 Days at the End of Period	{18}	163	2,657,966	0.30%

V.	PERFORMANCE TESTS:

Delinquency Ratio:

{19}	Receivables with Scheduled Payment Delinquent More Than 60 Days at the End of Period ( line {18})	{19}	2,657,966
{20}	Beginning of Period Principal Balance	{20}	871,740,591
{21}	Delinquency Ratio (({16} + {17}) / {20})	{21}		0.30%
{22}	Previous Monthly Period Delinquency Ratio	{22}		0.00%
{23}	Second Previous Monthly Period Delinquency Ratio	{23}		0.00%
{24}	Average Delinquency Ratio (({21} + {22} +{23}) / 3)	{24}		0.30%

Compliance with Accelerated Reserve Fund Trigger? (Average Delinquency Ratio is less than or equal to 5.5%  months 1-3, 4.5% month 4, 5.0% months 5-7, 5.5% months 8-11, 6.5% months 12-15, 5.5% month 16, 6.0% months  17-19, 6.5% months 20-23, 7.5% months 24-27, 6.5% month 28,  7.0% months 29-31, 7.5% months 32-35, 8.5%  months 36-37, 9.5% months 38-39, 8.5% months 40-43, 9.0% months 44-47, 10.0% months 48 and beyond)?

			Yes

	Is the Deal in Accelerated Reserve Fund Event?		No

Compliance with Insurance Agreement Event of Default? (Average Delinquency Ratio is less than or equal to 6.5%  months 1-3, 5.5% month 4, 6.0% months 5-7, 6.5% months 8-11, 7.5% months 12-15, 6.5% month 16, 7.0% months 17-19, 7.5% months 20-23, 8.5% months 24-27, 7.5% month 28, 8.0% months 29-31, 8.5% months 32-35, 9.5% months 36-37, 10.5% months 38-39, 9.5% months 40-43, 10.0% months 44-47, 11.0% months 48 and beyond)?

			Yes

Cumulative Net Charge-off Rate:

{25}	Net Losses since the Initial Cut-off Date (Beginning of Period)	{25}		0.00
{26}	Receivables becoming Defaulted Receivables during period	{26}	30,120.86
{27}	Cram Down Losses and other non-cash Adjustments occurring during period	{27}	92,057.38
{28}	Liquidation Proceeds collected during period	{28}	3,063.43
{29}	Net Losses during period ({26} + {27} - {28})	{29}	119,114.81
{30}	Net Losses since Initial Cut-off Date (End of Period)	{30}		119,114.81
{31}	Cumulative Net Loss Ratio (({31}) / (Original Aggregrate Principal Balance )	{31}		0.01%

	Compliance with Accelerated Reserve Fund Trigger? Cumulative Net Loss Ratio is less than or equal to: N/A		Yes

	Compliance with Insurance Agreement Event of Default? Cumulative Net Loss Ratio is less than or equal to: N/A		Yes

Extension Rate

{32}	Number of Receivables extended during current period	{32}	148
{33}	Beginning of Period Loans Outstanding	{33}	51,930
{34}	Extension Rate ({32} / {33})	{34}		0.28%
{35}	Previous Monthly Extension Rate	{35}		0.00%
{36}	Second previous Monthly Extension Rate	{36}		0.00%
{37}	Average Extension Rate (({35} + {36} + {37}) / 3)	{37}		0.28%

	Compliance with Extension Test? (Pass is an Average Extension Rate less than 4%)		Yes